Exhibit 10.40

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

CONVERTIBLE PROMISSORY NOTE

No. 19-005	Date of Issuance
$490,000	January 29, 2020

FOR VALUE RECEIVED, ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), hereby promises to pay to 37North Capital SPV 11, LLC (the “Lender”), the principal sum of Four Hundred Ninety thousand Dollars ($490,000), together with all other amounts due under this Note. Unless earlier converted into Conversion Shares pursuant to Section 2(b) or repaid pursuant to Section 4 of the Note Purchase Agreement, executed December 6, 2019, 2019 (the “Purchase Agreement”), between the Company and the Lender, the principal amount outstanding and all other amounts due hereunder shall be due and payable by the Company on demand by the Lender at any time after Maturity Date (as defined in the Purchase Agreement).

This Note was issued pursuant to the Purchase Agreement, and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

Section 1. Payment. All payments shall be made in lawful money of the United States of America at the address of the holder of this Note reflected in the Company’s records or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest, if any, due and payable, and any remainder applied to principal. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

Section 2. Conversion of the Note. The Applicable Conversion Amount shall be convertible pursuant to and in accordance with the terms of Section 2(b) of the Purchase Agreement (subject to the limitations set forth in Section 2(b)(iv) of the Purchase Agreement). As promptly as practicable after the conversion of this Note, the Company at its expense shall, upon surrender of this Note, issue and deliver to the holder of this Note a certificate or certificates for the number of full Conversion Shares issuable upon such conversion.

Section 3. Events of Default and Remedies. If an Event of Default (as defined in the Purchase Agreement), the holder of this Note shall be entitled to exercise the remedies set forth in Section 7(b) of the Purchase Agreement.

Section 4. Lost Documents. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver in lieu of this Note a new note of the same series and of like tenor and unpaid principal amount.

Section 5. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note, and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

Section 6. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Lender. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

Section 7. Expenses. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note (“Costs”) in endeavoring to collect any amounts payable hereunder that are not paid when due, whether by declaration or otherwise. The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

Section 8. Governing Law. This Note shall be governed by and construed under the laws of the State of Florida as applied to other instruments made by Florida residents to be performed entirely within the State of Florida.

ODYSSEY MARINE EXPLORATION, INC.

By:
Mark D. Gordon
Chief Executive Officer

[Signature Page to Secured Convertible Promissory Note]